EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-39104 and 333-144581) pertaining to the Retirement and Savings Plan of Amgen Inc. of our report dated June 14, 2012, with respect to the financial statements and schedules of the Amgen Retirement and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2011.

/s/ ERNST & YOUNG LLP

Los Angeles, California

June 14, 2012